As Filed with the Securities and Exchange Commission on April 8, 2004

Registration No. 333-112027

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Plains Exploration & Production Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0430755
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

700 Milam, Suite 3100

Houston, Texas 77002

832-239-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John F. Wombwell

Executive Vice President, General Counsel and Secretary

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

832-239-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Michael E. Dillard, P.C.

Julien R. Smythe

Akin Gump Strauss Hauer & Feld LLP

1900 Pennzoil Place, South Tower

711 Louisiana Street

Houston, Texas 77002

Telephone: (713) 220-5800

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Additional Subsidiary Registrants

The following subsidiaries of Plains Exploration are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

Exact Name of Registrant (1)	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Arguello Inc.	Delaware	76-0608465
Plains E&P Company	Delaware	74-3050622
Plains Resources International Inc.	Delaware	76-0040974
PMCT Inc.	Delaware	76-0410281
PXP Gulf Coast Inc.	Delaware	01-0770800
(1)	The address for each co-registrant is 700 Milam, Suite 3100, Houston, Texas 77002, and the telephone number at that address is (832) 239-6000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

Plains Exploration & Production Company hereby amends Item 16 of Part II of its Registration Statement on Form S-3 (originally filed on January 20, 2004 and amended on March 18, 2004) to include revised Exhibits 5.1 and 5.1A. No other changes have been made to the Form S-3.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

Securities and Exchange Commission registration fee	$24,300
Legal fees and expenses	75,000
Accounting fees and expenses	75,000
Trustee fees and expenses	50,000
Printing expenses	75,000
Miscellaneous	40,700

Total	$340,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The discussion below summarizes the material indemnification provisions of our certificate of incorporation and bylaws and Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation provides that we must indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding (whether civil, criminal, administrative, arbitrative or investigative) any appeal in such action, suit or proceeding and any inquiry or investigation that could lead to such action, suit or proceeding by reason of fact that he is or was one of our directors or officers or by reason of the fact that such director or officer, at our request, is or was serving as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of an enterprise. The rights to indemnification set forth above are not exclusive of any other rights to which such person may be entitled under any statute, provision of our certificate of incorporation or bylaws, agreements, vote of stockholders or disinterested directors or otherwise.

Additionally, our certificate of incorporation and bylaws provide for mandatory indemnification of our officers and directors to at least the extent specifically allowed by Section 145 of the DGCL. However, under our certificate of incorporation, except for proceedings to enforce right to indemnification, we are not required to indemnify anyone (including his heirs, executors or representatives) in connection with any action, suit or proceeding initiated by such person unless it was authorized by or consented to the our board. Our bylaws follow the language of Section 145 of the DGCL; however, the advancement of expenses by us does not extend to administrative or investigative actions, suits and proceedings.

Pursuant to Section 145 of the DGCL, we generally have the power to indemnify our current and former directors, officers, employees and agents against expenses and liabilities that they incur in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify or advance expenses authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both costs actions in such person’s official capacity and as to action in another capacity while holding such office. We also have the power to purchase and maintain insurance for such directors and officers.

We are also required, until June 4, 2009, to indemnify the present and former officers and directors of 3TEC and its subsidiaries from liabilities actually and reasonably incurred by them arising out of actions or omissions in their capacity as such prior to June 4, 2003, to the full extent permitted under Delaware law or our certificate of incorporation, bylaws. In addition, we will maintain 3TEC’s directors’ and officers’ insurance coverage the same period of time, but only to the extent related to actions or omissions prior to June 4, 2003.

ITEM 16. EXHIBITS

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated February 12, 2004, by and among Plains Exploration & Production Company, PXP California Inc. and Nuevo Energy Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on February 12, 2004).

3.1		Certificate of Incorporation of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

3.2		Bylaws of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

4.1		Indenture dated July 3, 2002 among Plains Exploration & Production Company, Plains E&P Company, Arguello Inc., Plains Illinois Inc., Plains Resources International Inc., PMCT Inc., and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Form S-1 filed on August 28, 2002).

4.2		Form of 8 3/4% Senior Subordinated Note (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 1 to Form S-1 filed on August 28, 2002).

4.4		First Supplemental Indenture, dated as of March 31, 2003, among PXP Gulf Coast Inc., Plains Exploration & Production Company, and Plains E&P Company, each other then existing Subsidiary Guarantor under the Indenture, and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ending March 31, 2003).

4.5	***	Form of Senior Indenture of Plains Exploration & Production Company.

4.6	***	Form of Subordinated Indenture of Plains Exploration & Production Company.

4.7	**	Form of Debt Securities.

4.8	**	Form of Securities Warrants.

4.9	**	Form of Stock Purchase Warrants.

4.10	**	Form of Depositary Receipts.

4.11	**	Form of Stock Purchase Contracts.

4.12	**	Form of Stock Purchase Units.

4.13		Registration Rights Agreement dated February 2, 2003, among Plains Exploration and Production Company, EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc., BOCP Energy Partners, L.P., ECIC Corporation and EnCap Investments L.L.C. (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on February 3, 2003).

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the senior debt securities, the subordinated debt securities, the guarantees, the common stock, the preferred stock, the depositary shares, the warrants, the stock purchase contracts and the stock purchase units.

5.1A	*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the selling stockholder common stock.

12.1	***	Calculation of Earnings to Fixed Charges.

23.1	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinions filed as Exhibit 5.1 and Exhibit 5.1A hereto).

23.2	***	Consent of PricewaterhouseCoopers LLP.

Exhibit Number		Description

23.3	***	Consent of KPMG LLP, Independent Auditors for 3TEC Energy Corporation.

23.4	***	Consent of Netherland, Sewell & Associates, Inc.

23.5	***	Consent of Ryder Scott Company.

23.6	***	Consent of KPMG LLP, Independent Auditors for Nuevo Energy Company.

24.1	***	Power of Attorney.

25.1	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Senior Indenture.

25.2	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Subordinated Indenture.

*	Filed herewith.
**	To be filed by amendment or in a Current Report on Form 8-K.
***	Previously filed.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by either registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 8, 2004.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ JOHN F. WOMBWELL
John F. Wombwell
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 8, 2004.

Signature	Title

* James C. Flores	Chairman, President and Chief Executive Officer (Principal Executive Officer)

* Stephen A. Thorington	Executive Vice President and Chief Financial Officer

* Cynthia A. Feeback	Senior Vice President—Accounting and Treasurer (Principal Accounting Officer)

* Alan R. Buckwalter, III	Director

* Jerry L. Dees	Director

* Tom H. Delimitros	Director

* John H. Lollar	Director

*By:	/s/ JOHN F. WOMBWELL

John F. Wombwell Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, each of Plains E&P Company, Arguello Inc., Plains Resources International Inc., PMCT Inc. and PXP Gulf Coast Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 8, 2004.

PLAINS E&P COMPANY

By:	/s/ JOHN F. WOMBWELL
John F. Wombwell
Vice President and Secretary

ARGUELLO INC.

By:	/s/ JOHN F. WOMBWELL
John F. Wombwell
Vice President and Secretary

PLAINS RESOURCES INTERNATIONAL INC.

By:	/s/ JOHN F. WOMBWELL
John F. Wombwell
Vice President and Secretary

PMCT INC.

By:	/s/ JOHN F. WOMBWELL
John F. Wombwell
Vice President and Secretary

PXP GULF COAST INC.

By:	/s/ JOHN F. WOMBWELL
John F. Wombwell
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 8, 2004.

Signature	Title

* James C. Flores	Chairman and Chief Executive Officer of PXP Gulf Coast Inc. (Principal Executive Officer)

* John T. Raymond

President and Director of Plains E&P Company, Arguello Inc., Plains Resources International Inc. and PMCT Inc. (Principal Executive Officer)

President and Chief Operating Officer and Director of PXP Gulf Coast Inc.

* Stephen A. Thorington

Vice President and Treasurer of Plains E&P Company, Arguello Inc., Plains Resources International Inc. and PMCT Inc. (Principal Financial Officer)

Executive Vice President and Chief Financial Officer and Director of PXP Gulf Coast Inc. (Principal Financial Officer)

* John F. Wombwell	Vice President, Secretary and Director of Plains E&P Company, Arguello Inc., Plains Resources International Inc. and PMCT Inc. Director of PXP Gulf Coast Inc.

* Thomas M. Gladney	Director of PXP Gulf Coast Inc.

* Cynthia A. Feeback

Vice President and Assistant Secretary of Plains E&P Company, Arguello Inc., Plains Resources International Inc. and PMCT Inc. (Principal Accounting Officer)

Senior Vice President—Accounting and Treasurer of PXP Gulf Coast Inc. (Principal Accounting Officer)

*By:	/s/ JOHN F. WOMBWELL

John F. Wombwell Attorney-in-fact

Exhibit Index

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.

2.1		Agreement and Plan of Merger, dated February 12, 2004, by and among Plains Exploration & Production Company, PXP California Inc. and Nuevo Energy Company (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on February 12, 2004).

3.1		Certificate of Incorporation of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

3.2		Bylaws of Plains Exploration & Production Company (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 4, 2002).

4.1		Indenture dated July 3, 2002 among Plains Exploration & Production Company, Plains E&P Company, Arguello Inc., Plains Illinois Inc., Plains Resources International Inc., PMCT Inc., and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Amendment No. 1 to Form S-1 filed on August 28, 2002).

4.2		Form of 8¾% Senior Subordinated Note (incorporated by reference to Exhibit 4.3 to the Company’s Amendment No. 1 to Form S-1 filed on August 28, 2002).

4.4		First Supplemental Indenture, dated as of March 31, 2003, among PXP Gulf Coast Inc., Plains Exploration & Production Company, and Plains E&P Company, each other then existing Subsidiary Guarantor under the Indenture, and J.P. Morgan Chase Bank, as Trustee (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q for the period ending March 31, 2003).

4.5	***	Form of Senior Indenture of Plains Exploration & Production Company.

4.6	***	Form of Subordinated Indenture of Plains Exploration & Production Company.

4.7	**	Form of Debt Securities.

4.8	**	Form of Securities Warrants.

4.9	**	Form of Stock Purchase Warrants.

4.10	**	Form of Depositary Receipts.

4.11	**	Form of Stock Purchase Contracts.

4.12	**	Form of Stock Purchase Units.

4.13		Registration Rights Agreement dated February 2, 2003, among Plains Exploration and Production Company, EnCap Energy Capital Fund III, L.P., EnCap Energy Acquisition III-B, Inc., BOCP Energy Partners, L.P., ECIC Corporation and EnCap Investments L.L.C. (incorporated by reference to Exhibit 10.4 to the Company’s Form 8-K filed on February 3, 2003).

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the senior debt securities, the subordinated debt securities, the guarantees, the common stock, the preferred stock, the depositary shares, the warrants, the stock purchase contracts and the stock purchase units.

5.1A	*	Opinion of Akin Gump Strauss Hauer & Feld LLP regarding the selling stockholder common stock.

12.1	***	Calculation of Earnings to Fixed Charges.

23.1	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinions filed as Exhibit 5.1 and Exhibit 5.1A hereto).

E-1

Exhibit Number		Description

23.2	***	Consent of PricewaterhouseCoopers LLP.

23.3	***	Consent of KPMG LLP, Independent Auditors for 3TEC Energy Corporation.

23.4	***	Consent of Netherland, Sewell & Associates, Inc.

23.5	***	Consent of Ryder Scott Company.

23.6	***	Consent of KPMG LLP, Independent Auditors for Nuevo Energy Company.

24.1	***	Power of Attorney.

25.1	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Senior Indenture.

25.2	***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under Plains Exploration’s Subordinated Indenture.

*	Filed herewith.
**	To be filed by amendment or in a Current Report on Form 8-K.
***	Previously filed.

E-2